INDEPENDENT AUDITORS' CONSENT


     We hereby consent to the incorporation by reference in Registration Statement Nos. 33-11718 and 33-60928 of 4Kids Entertainment, Inc. on Form S-8 of our report dated March 25, 1996 appearing in this Annual Report on Form 10-K of 4Kids Entertainment, Inc. for the year ended December 31, 1995.



Deloitte & Touche
March 29, 1996
























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